UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 16, 2004

                  Strategy International Insurance Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                      Texas
                 (State or Other Jurisdiction of Incorporation)

                     333-106637                      16-1644353
              (Commission File Number)             (I.R.S. Employer
                                                 Identification Number)


                                 (416) 391-4223
              (Registrant's Telephone Number, Including Area Code)

200 Yorkland Blvd., Ste. 200, Toronto, ON M2J5C1, Canada                M2J5C1
        (Address of Principal Executive Offices)                      (Zip Code)


                               CI Sell Cars, Inc.
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02         Unregistered Sales of Equity Securities

         On November 16, 2004, a group of investors invested an aggregate amount of US$50,000,000 in Units (the "Units") comprised of securities issued by the Registrant and its indirect subsidiary, Strategy Real Estate Investments Ltd., a corporation formed under the laws of the Province of Ontario, Canada ("SREI"). Each Unit is comprised of (i) one share of Series A Insured Redeemable Preferred Stock of SREI (the "Series A Preferred"), (ii) one share of Series B Preferred Stock of SREI (the "Series B Preferred") and (iii) a warrant (the "Warrant") to purchase shares of common stock, $0.01 par value of the Registrant. The purchase price was $10,000 per Unit.

         The funds will be used to invest, through placements of short-term second mortgages, in five (5) special purpose residential real estate properties ("SPEs") in Canada, being developed by the Lux Group Inc., a company formed under the laws of the Province of Ontario, Canada and under common control with SREI.

         The offer and sale of the Units was made to "accredited investors", as that term is defined under Rule 501 under Regulation D of the Securities Act of 1933, as amended, pursuant to the exemption from registration requirements under Rule 506 and Section 4(2) of the Securities Act.

         Series A Preferred of SREI

         The Series A Preferred shares will pay dividends at an annual rate of ten percent (10%), which shall be paid quarterly. An insurance company with an "A-" rating by AM Best's is insuring payment of 100% of the quarterly dividends on the Series A Preferred over the three (3) year period they will be outstanding and the liquidation preference of the Series A Preferred pursuant to a Contingent Guarantee Policy. Upon the occurrence of certain events of default (as set forth in the Articles of Incorporation of SREI), the Series A liquidation preference and all accrued and unpaid dividends thereon shall become immediately payable.

         The Series A Preferred will be subject to mandatory redemption by SREI, three (3) years from the date of issuance (the "Maturity Date"), at their full liquidation preference, net of all appropriate Canadian withholding and income tax, plus all accrued and unpaid dividends.

         Series B Preferred of SREI

         Each share of Series B Preferred of SREI entitles its holder to receive a pro rata share of five percent (5%) of the gross sales (the "Gross Sales Interest") from each of the five (5) SPEs in which SREI invests. Payments of the Gross Sales Interest shall be made from time to time after the sale of each project by the SPEs to a third party for monetary consideration. SREI will receive the Gross Sales Interest (which will be paid out to the holders of shares of Series B Preferred) pursuant to Participation Agreements between SREI and each of the five (5) SPEs. The shares of Series B Preferred of SREI are not redeemable and they will continue to receive the Gross Sales Interest for as long as they are outstanding.

         No dividends (other than payment of the Gross Sales Interest) will be payable on the shares of Series B Preferred.

         Warrants to Purchase Common Stock of the Registrant

         Each Warrant is exercisable, prior to the Maturity Date, into shares of common stock, $.001 par value, of the Registrant. Each Warrant will allow its holder to exercise the warrant into a number of shares of common stock equal to the quotient obtained by dividing (a) the liquidation preference of the Series A Shares owned by such investor plus any accrued and unpaid dividends thereon by
(b) the then

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applicable set price. The initial set price is $1.6671. In order to exercise the Warrant,  an investor will be required to submit for cancellation a
certificate   representing  Series  A  Preferred  shares  with  the  appropriate liquidation preference.

         The Registrant is obligated to register such number of shares of its common stock into which the warrants are exercisable in accordance with the terms of a Registration Rights Agreement, not later than December 31, 2004.

Item 9.01      Financial Statements and Exhibits

 (c) Exhibits

         99.1 Form of Subscription Agreement, dated November 16, 2004, between the Registrant and each of the investors.

         99.2 Form of Warrant, dated November 16, 2004, issued by the Registrant to each of the investors.

         99.3 Registration Rights Agreement, dated November 16, 2004, among the Registrant and the Investors.

         99.4 Articles of Amendment to Articles of Incorporation of Strategy Real Estate Investments Ltd.


                                   SIGNATURES

         According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 17, 2004.

                                    Strategy International Insurance
                                    Group, Inc.



                                    ---------------------
                                    By:  Stephen Stonhill
                                    Its: President
Date: November 17, 2004